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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports dated December 5, 2000 relating to the financial statements and schedule of Caldera Systems, Inc. (and to all references to our Firm) included in this Registration Statement.



/s/ ARTHUR ANDERSEN LLP

Salt Lake City, Utah
    July 17, 2001